Exhibit 99.7

REPORT OF INDEPENDENT AUDITORS

The Parent of HHC Delaware, Inc.

We have audited the accompanying consolidated balance sheets of HHC Delaware, Inc. and Subsidiary (the Company) as of December 31, 2010 and December 31, 2009 (Predecessor), and the related consolidated statements of operations, invested equity (deficit), and cash flows for the period from November 16, 2010 to December 31, 2010 and for the period from January 1, 2010 to November 15, 2010 and the year ended December 31, 2009 (Predecessor periods). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HHC Delaware, Inc. and Subsidiary at December 31, 2010 and December 31, 2009 (Predecessor), and the consolidated results of operations and cash flows for the period from November 16, 2010 to December 31, 2010 and for the period from January 1, 2010 to November 15, 2010 and the year ended December 31, 2009 (Predecessor periods) in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

Nashville, Tennessee

June 24, 2011, except for Note 8 as to which the date is August 18, 2011

HHC DELAWARE, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

		PREDECESSOR
	DECEMBER 31, 2010	DECEMBER 31, 2009	JUNE 30, 2011
			(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$197,197	$240,642	$32,271
Accounts receivable, less allowance for doubtful accounts of $1,137,478 , $1,459,521 and $1,406,143 (unaudited), respectively	1,371,276	1,835,603	1,481,772
Third party settlements	505,988	795,151	315,009
Deferred tax assets	558,057	655,445	642,587
Other current assets	144,579	149,407	97,135

Total current assets	2,777,097	3,676,248	2,568,774
Property and equipment:
Land	1,240,291	1,110,311	1,240,291
Buildings and improvements	6,899,017	6,253,181	7,104,910
Equipment	635,229	471,149	692,158
Construction in progress	248,507	237,316	147,528
Less accumulated depreciation	(903,869)	(595,965)	(1,077,096)

	8,119,175	7,475,992	8,107,791
Goodwill	18,629,020	11,221,124	18,677,584
Other assets	141,413	297,120	—

Total assets	$29,666,705	$22,670,484	$29,354,149

LIABILITIES AND INVESTED EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$298,354	$286,813	$157,484
Salaries and benefits payable	398,571	360,090	634,970
Income taxes payable	193,975	45,357	419,915
Other accrued liabilities	81,050	47,442	36,570
Current portion of long-term debt	140,153	114,614	52,163

Total current liabilities	1,112,103	854,316	1,301,102
Long-term debt, less current portion	6,648,128	6,706,683	53,283
Deferred tax liability	902,248	712,055	953,476
Due to Parent	21,028,879	14,277,002	26,789,900

Total liabilities	29,691,358	22,550,056	29,097,761
Invested equity (deficit):
Net investment by Parent	(24,653)	120,428	256,388

Total liabilities and invested equity (deficit)	$29,666,705	$22,670,484	$29,354,149

HHC DELAWARE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

AND CHANGES IN INVESTED EQUITY (DEFICIT)

		PREDECESSOR			PREDECESSOR
	NOVEMBER 16, 2010 THROUGH DECEMBER 31, 2010	JANUARY 1, 2010 THROUGH NOVEMBER 15, 2010	YEAR ENDED DECEMBER 31, 2009	SIX MONTHS ENDED JUNE 30, 2011	SIX MONTHS ENDED JUNE 30, 2010
				(UNAUDITED)
Revenue	$1,585,216	$12,715,648	$13,831,469	$7,540,989	$7,228,489
Operating expenses:
Salaries, wages and employee benefits	1,074,916	7,775,193	8,359,494	4,746,244	4,420,813
Professional fees	121,295	770,315	914,722	454,048	433,722
Supplies	102,673	793,846	800,749	469,425	450,421
Rentals and leases	1,545	19,145	36,439	19,103	10,296
Other operating expenses	96,521	703,815	809,517	410,478	355,393
Provision for doubtful accounts	75,483	436,249	483,388	339,449	234,435
Depreciation and amortization	39,849	268,232	292,689	178,806	152,244
Management fees allocated by the Parent	47,556	382,427	464,429	226,230	221,538
Interest expense	66,579	456,509	533,391	223,546	261,400

Total operating expenses	1,626,417	11,605,731	12,694,818	7,067,309	6,540,262

Income (loss) before income taxes	(41,201)	1,109,917	1,136,651	473,680	688,227
Provision (benefit) for income taxes	(16,548)	452,747	462,058	192,639	280,730

Net income (loss)	(24,653)	657,170	674,593	281,041	407,497
Invested equity (deficit):
Beginning of period	777,598	120,428	(554,165)	(24,653)	120,428
Elimination of predecessor invested equity	(777,598)	—	—	—	—

End of period	$(24,653)	$777,598	$120,428	$256,388	$527,925

HHC DELAWARE, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

		PREDECESSOR			PREDECESSOR
	NOVEMBER 16, 2010 THROUGH DECEMBER 31, 2010	JANUARY 1, 2010 THROUGH NOVEMBER 15, 2010	YEAR ENDED DECEMBER 31, 2009	SIX MONTHS ENDED JUNE 30, 2011	SIX MONTHS ENDED JUNE 30, 2010
				(Unaudited)
Operating activities:
Net income (loss)	$(24,653)	$657,170	$674,593	$281,041	$407,497
Adjustments to reconcile net income (loss) to net cash provided by continuing operating activities:
Depreciation and amortization	39,849	268,232	292,689	178,806	152,244
Provision for bad debts	75,483	436,249	483,388	339,449	234,435
Deferred income taxes	(131,664)	419,245	416,701	(33,302)	192,763
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	273,343	(320,748)	(460,881)	(449,945)	(263,246)
Third party settlements	(22,650)	311,813	(416,735)	190,979	347,419
Prepaid expenses and other current assets	35,402	(30,574)	(35,513)	47,444	47,950
Other assets	(13,185)	168,892	50,807	141,413	63,617
Accounts payable and accrued expenses	230,408	(218,867)	206,737	(140,870)	(187,760)
Income taxes payable	115,116	33,502	45,357	225,940	87,967
Salaries and benefits payable	(237,420)	275,901	(227,230)	236,399	271,923
Other current liabilities	43,363	(9,755)	(76,627)	(44,480)	(6,905)

Net cash provided by (used in) operating activities	383,392	1,991,060	953,286	972,874	1,347,904
Investing activities:
Capital purchases of leasehold improvements and equipment	(310,380)	(564,760)	(374,729)	(167,422)	(382,472)

Net cash used in investing activities	(310,380)	(564,760)	(374,729)	(167,422)	(382,472)
Financing activities:
Principal payments on long-term debt, including capital leases	(10,519)	(98,621)	(84,674)	(59,678)	(53,044)
Advances from (transfers to) Parent, net	6,098	(1,439,715)	(435,589)	(910,700)	(916,336)

Net cash provided by (used in) financing activities	(4,421)	(1,538,336)	(520,263)	(970,378)	(969,380)

Net (decrease) increase in cash	68,591	(112,036)	58,294	(164,926)	(3,948)
Cash and cash equivalents at beginning of period	128,606	240,642	182,348	197,197	240,642

Cash and cash equivalents at end of period	$197,197	$128,606	$240,642	$32,271	$236,694

Significant non-cash transaction:
Payoff of mortgage loan by Parent	$—	$—	$—	$6,623,158	$—

Cash paid for interest	$47,153	$476,407	$533,873	$210,319	$244,840

HHC DELAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2010

1. Summary of Significant Accounting Policies

Description of Business

HHC Delaware, Inc. (“MeadowWood”) is a wholly owned subsidiary of Universal Health Services, Inc. (“UHS”) and operates a behavioral health care facility known as MeadowWood Behavioral Health System located at 575 South DuPont Highway, New Castle, Delaware. HHC Delaware, Inc. is the sole member of Delaware Investment Associates, LLC (“MeadowWood Real Estate”), which owns the real estate located at 575 South DuPont Highway, New Castle, Delaware. Collectively, MeadowWood and MeadowWood Real Estate are hereinafter referred to as the Company. On November 15, 2010, UHS completed the acquisition of Psychiatric Solutions, Inc. (“PSI”), the previous owner of the Company. References herein to the Parent refer to PSI for periods prior to the acquisition by UHS and refer to UHS for all post-acquisition periods.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates. All significant intercompany balances and transactions have been eliminated in the consolidation of the Company.

Patient Service Revenue

Patient service revenue is recorded on the accrual basis in the period in which services are provided, at established billing rates less contractual adjustments. Contractual adjustments are recorded to state patient service revenue at the amount expected to be collected for the services provided based on amounts reimbursable by Medicare or Medicaid under provisions of cost or prospective reimbursement formulas or amounts due from other third-party payors at contractually determined rates. Approximately 30%, 27% and 19% of revenue for the period November 16, 2010 through December 31, 2010, and the predecessor periods of January 1, 2010 through November 15, 2010 and the year ended December 31, 2009, respectively, was obtained from providing services to patients participating in the Medicaid program. Approximately 41%, 40% and 44% of revenue for the period November 16, 2010 through December 31, 2010, and the predecessor periods of January 1, 2010 through November 15, 2010 and the year ended December 31, 2009, respectively, was obtained from providing services to patients participating in the Medicare program.

Settlements under cost reimbursement agreements with third-party payors are estimated and recorded in the period in which the related services are rendered and are adjusted in future periods as final settlements are determined. Final determination of amounts earned under the Medicare and Medicaid programs often occur in subsequent years because of audits by such programs, rights of appeal and the application of numerous technical provisions.

The Company provides care without charge to patients who are financially unable to pay for the health care services they receive. Because the Company does not pursue collection of amounts determined to qualify as charity care, these amounts are not reported as revenue. Charity care totaled $55,415, $194,121, and $177,570 for the period ended November 16, 2010 through December 31, 2010 and the predecessor periods January 1, 2010 through November 15, 2010 and the year ended December 31, 2009, respectively.

Cash and Cash Equivalents

The Parent established, for the Company, zero balancing depository, payables and payroll bank accounts which are swept or funded by the Parent. The Hospital’s consolidated financial statement balance for these bank accounts generally represents deposits not yet swept to the Parent. See Note 2.

HHC DELAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Accounts Receivable

Accounts receivable is comprised of patient service revenue and is recorded net of allowances for contractual discounts and estimated doubtful accounts. Such amounts are owed by various governmental agencies, insurance companies and private patients. Medicare comprised approximately 20% and 19% of accounts receivable at December 31, 2010 and 2009 (Predecessor), respectively. Medicaid comprised approximately 19% and 18% of accounts receivable at December 31, 2010 and 2009 (Predecessor), respectively. Concentration of credit risk from other payors is reduced by the large number of patients and payors.

Allowance for Doubtful Accounts

The ability to collect outstanding patient receivables from third party payors is critical to operating performance and cash flows. The primary collection risk with regard to patient receivables relates to uninsured patient accounts or patient accounts for which primary insurance has paid, but the portion owed by the patient remains outstanding. The Company estimates the allowance for doubtful accounts primarily based upon the age of the accounts since the patient discharge date. The Company continually monitors our accounts receivable balances and utilizes cash collection data to support our estimates of the provision for doubtful accounts. Significant changes in payor mix or business office operations could have a significant impact on our results of operations and cash flows.

Allowances for Contractual Discounts

The Medicare and Medicaid regulations are complex and various managed care contracts may include multiple reimbursement mechanisms for different types of services provided and cost settlement provisions requiring complex calculations and assumptions subject to interpretation. The Company estimates the allowance for contractual discounts on a payor-specific basis given our interpretation of the applicable regulations or contract terms. The services authorized and provided and related reimbursement are often subject to interpretation that could result in payments that differ from the Company’s estimates. Additionally, updated regulations and contract renegotiations occur frequently necessitating continual review and assessment of the estimation process by the Company’s management.

Income Taxes

The Company is included in the consolidated return of UHS and, through an agreement with the Parent, account for their share of the consolidated tax obligations using an “as if separate return” methodology. In that regard, the Company accounts for income taxes under the asset and liability method in accordance with FASB authoritative guidance regarding accounting for income taxes and its related uncertainty. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply when the temporary differences are expected to reverse. The Company assesses the likelihood that deferred tax assets will be recovered from future taxable income to determine whether a valuation allowance should be established.

Property and Equipment

Property and equipment are stated at cost and depreciated using the straight-line method over the useful lives of the assets, which range from 25 to 40 years for buildings and improvements and 2 to 7 years for equipment. Leasehold improvements are amortized on a straight-line basis over the shorter of the lease term or estimated useful lives of the assets. Depreciation expense was $39,849, $268,232 and $292,689 for the period November 16, 2010 through December 31, 2010, the predecessor periods January 1, 2010 through November 15, 2010 and the year ended December 31, 2009, respectively. Depreciation expense includes the amortization of assets recorded under capital leases.

Other Assets

Other assets represent cash placed in escrow for the payment of property taxes as such amounts become due.

Costs in Excess of Net Assets Acquired (Goodwill)

The Company accounts for goodwill in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations, and ASC 350, Goodwill and Other Intangible Assets. Goodwill is reviewed at least annually for

HHC DELAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

impairment. Potential impairment exists if the Company’s carrying value exceeds its fair value. If the Company identifies a potential impairment of goodwill, the implied fair value of goodwill is determined. If the carrying value of goodwill exceeds its implied fair value, an impairment loss is recorded. The Company noted no goodwill impairment for any periods presented in the accompanying consolidated financial statements.

During 2010, goodwill increased by approximately $7.4 million as a result of the acquisition of PSI (including the Company) by UHS effective November 15, 2010.

2. Due to Parent

Cash Management

Due to Parent balances represent the initial capitalization of the Company as well as the excess of funds transferred to or paid on behalf of the Company over funds transferred to the centralized cash management account of the Parent. Generally, this balance is increased by automatic transfers from the account to reimburse the Company’s bank accounts for operating expenses and to pay the Company’s debt, completed construction project additions, fees and services provided by the Parent, including information systems services and other operating expenses such as payroll, insurance, and income taxes. Generally, this balance is decreased through daily cash deposits by the Company to the centralized cash management account of the Parent. The following paragraphs more fully describe the methodology of allocating costs to the Company.

Management Fees

The Parent allocates its corporate office expenses (excluding interest, depreciation, taxes, and amortization) to its owned and leased facilities (including the Company) as management fees. These management fees are allocated based upon the proportion of an individual facility’s total expenses to the total expenses of all owned and leased facilities in the aggregate. Management fees allocated to the Company for the period from November 16, 2010 to December 31, 2010, the predecessor periods from January 1, 2010 to November 15, 2010, and for the year ended December 31, 2009, were $47,556, $382,427, and $464,429, respectively. Although management considers the allocation method to be reasonable, due to the relationship between the Company and its Parent, the terms of the allocation may not necessarily be indicative of that which would have resulted had the Company been an unrelated entity.

Information Technology Costs

Costs of information technology related to certain standard Parent sponsored information technology platforms are included in the management fee allocation.

General and Professional Liability Risks

The costs of general and professional liability coverage are allocated by the Parent’s wholly-owned captive insurance subsidiary to the Company based on a percentage of revenue adjusted by a factor which considers the type of entity as well as historical loss experience. The general and professional liability expense allocated to the Company was $20,380, $136,587, and $146,614 for the period November 16, 2010 through December 31, 2010, and the predecessor periods January 1, 2010 through November 15, 2010 and the year ended December 31, 2009, respectively.

Workers’ Compensation Risks

The Parent, on behalf of its affiliates, carries workers’ compensation insurance from an unrelated commercial insurance carrier. The Parent’s workers’ compensation program is fully insured with a $500,000 deductible per accident. The cost of this program is allocated to all covered affiliates based on a percentage of anticipated payroll costs as adjusted for the state in which the affiliate is located. Such costs allocated to the Company totaled $15,378, $108,308 and $105,557 for the period November 16, 2010 through December 31, 2010, and the predecessor periods January 1, 2010 through November 15, 2010 and the year ended December 31, 2009, respectively.

HHC DELAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3. Commitments and Contingencies

The Company is subject to various claims and legal actions which arise in the ordinary course of business. The Parent assumes the responsibility for all general and professional liability claims incurred and maintains the related liabilities; accordingly, no liability for general and professional claims is recorded on the accompanying consolidated balance sheet. The Company believes that the ultimate resolution of such matters will be adequately covered by insurance and will not have a material adverse effect on their financial position or results of operations.

The Parent’s interest in the Company has been pledged as collateral for the Parent’s borrowings under various credit agreements.

Current Operations

Final determination of amounts earned under prospective payment and cost-reimbursement arrangements is subject to review by appropriate governmental authorities or their agents. The Company believes adequate provision has been made for any adjustments that may result from such reviews.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. The Company believes that it is in substantial compliance with all applicable laws and regulations and is not aware of any material pending or threatened investigations involving allegations of potential wrongdoing. While no material regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

4. Long-Term Debt

Long-term debt consists of the following:

		PREDECESSOR
	DECEMBER 31, 2010	DECEMBER 31, 2009	JUNE 30, 2011
			(Unaudited)
Mortgage loan on facility, maturing in 2036 bearing a fixed interest rate of 6.99%	$6,662,010	$6,750,776	$—
Capital lease obligations	126,271	70,521	105,446

	6,788,281	6,821,297	105,446
Less current portion	140,153	114,614	52,163

Long-term debt	$6,648,128	$6,706,683	$53,283

Mortgage Loans

At December 31, 2010, the Company had $6,662,010 debt outstanding under a mortgage loan agreement insured by the U.S. Department of Housing and Urban Development (“HUD”). The mortgage loan insured by HUD was secured by real estate located at 575 South DuPont Highway, New Castle, Delaware. Interest accrues on the HUD loan at 6.99% and principal and interest were payable in 420 monthly installments through October 2036. The carrying amount of assets held as collateral approximated $6,101,753 at December 31, 2010.

HHC DELAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The HUD mortgage loan was repaid by UHS in June 2011.

Other

The aggregate maturities of long-term debt, including capital lease obligations, were as follows as of December 31, 2010:

2011	$140,153
2012	144,624
2013	145,021
2014	120,407
2015	125,774
Thereafter	6,112,302

Total	$6,788,281

5. Operating Leases

The Company has assumed or executed various non-cancelable operating leases. At December 31, 2010, future minimum lease payments under operating leases having an initial or remaining non-cancelable lease term in excess of one year are as follows:

2011	$14,461
2012	14,461
2013	14,461
2014	14,461
2015	14,461

Total	$72,305

6. Income Taxes

The provision for income taxes attributable to income from operations consists of the following:

Provision for Income Taxes

		PREDECESSOR			PREDECESSOR
	NOVEMBER 16, 2010 THROUGH DECEMBER 31, 2010	JANUARY 1, 2010 THROUGH NOVEMBER 15, 2010	YEAR ENDED DECEMBER 31, 2009	SIX MONTHS ENDED JUNE 30, 2011	SIX MONTHS ENDED JUNE 30, 2010
				(Unaudited)
Current:
Federal	$115,116	$33,502	$45,357	$225,940	$87,967
State	—	—	—	—	—

	115,116	33,502	45,357	225,940	87,967
Deferred:
Federal	(128,119)	322,359	317,827	(74,526)	132,688
State	(3,545)	96,886	98,874	41,225	60,075

	(131,664)	419,245	416,701	(33,301)	192,763

Provision (benefit) for income taxes	$(16,548)	$452,747	$462,058	$192,639	$280,730

HHC DELAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The reconciliation of income tax computed by applying the U.S. federal statutory rate to the actual income tax expense attributable to income from operations is as follows:

		PREDECESSOR			PREDECESSOR
	NOVEMBER 16, 2010 THROUGH DECEMBER 31, 2010	JANUARY 1, 2010 THROUGH NOVEMBER 15, 2010	YEAR ENDED DECEMBER 31, 2009	SIX MONTHS ENDED JUNE 30, 2011	SIX MONTHS ENDED JUNE 30, 2010
				(Unaudited)
Federal tax	$(14,420)	$388,471	$397,828	$165,788	$240,879
State income taxes (net of federal)	(2,304)	62,976	64,268	26,795	39,049
Other	176	1,300	(38)	56	802

Provision (benefit) for income taxes	$(16,548)	$452,747	$462,058	$192,639	$280,730

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The tax effects of significant items comprising temporary differences are as follows:

		PREDECESSOR
	DECEMBER 31, 2010	DECEMBER 31, 2009	JUNE 30, 2011
			(Unaudited)
Deferred Tax Assets:
Net operating loss carryforwards	$83,446	$111,300	$46,885
Allowance for doubtful accounts	444,814	564,854	563,547
Accrued liabilities	108,044	85,344	109,305
Other	9,144	5,247	10,118

Total deferred tax assets	645,448	766,745	729,825
Deferred tax liabilities:
Intangible assets	(322,174)	(232,236)	(367,083)
Property and equipment	(667,465)	(586,278)	(673,661)
Other	—	(4,841)	—

Total deferred tax liabilities	(989,639)	(823,355)	(1,040,744)

Total net deferred tax liability	$(344,191)	$(56,610)	$(310,889)

The Company has state net operating loss carryforwards as of December 31, 2010 that total approximately $1.5 million which will expire in years 2026 through 2028.

The Company had state net operating loss carryforwards as of June 30, 2011 that total approximately $0.8 million which will expire in years 2026 through 2028.

HHC DELAWARE, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7. Employee Benefit Plan

The Company participates in a Parent-sponsored tax-qualified profit sharing plan with a cash or deferred arrangement whereby employees who have completed three months of service and are age 21 or older are eligible to participate. The Plan allows eligible employees to make contributions of 1% to 85% of their annual compensation, subject to annual limitations. The Plan enables the Parent to make discretionary contributions into each participant’s account that fully vest over a four year period based upon years of service. No contributions were made by the Parent to the Plan during the period November 16, 2010 through December 31, 2010, the predecessor periods January 1, 2010 through November 15, 2010, and for the year ended December 31, 2009, or the six months ended June 30, 2011 (unaudited).

8. Subsequent Events

In March, 2011, UHS entered into an agreement to sell the Company to a third party for approximately $21.5 million. The transaction closed on July 1, 2011.

The Company has evaluated subsequent events through August 18, 2011, the date these financial statements were available to be issued, and determined that: (1) no subsequent events have occurred that would require recognition in the accompanying consolidated financial statements; and (2) no other subsequent events have occurred that would require disclosure in the notes thereto.